Exhibit 10.2
AWARD AGREEMENT
     AGREEMENT, made and entered into as of the ___ day of ___ 2009 (the “Effective Date”) by and between Ready Mix, Inc., a Nevada corporation (“RMI” or the “Company”), and ___ (the “Awardee”)
W I T N E S S E T H:
     WHEREAS, the Company desires to provide incentive to Awardee to facilitate a transaction that may result in a Sales Transaction;
     WHEREAS, the Awardee desires to accept such incentive, pursuant to terms and conditions of this agreement (the “Agreement”);
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Awardee (individually a “Party” and together the “Parties”) agree to be bound in accordance with the terms of this Agreement.
     1 . Definitions.
          “Sales Transaction” shall have the meaning set forth in Section 3.
          “Effective Date” shall have the meaning set forth in the preamble above.
     2. Term of Agreement.
          The term of this Agreement shall commence immediately upon the Effective Date and remain in effect as long as the Awardee actively participates in a process that may result in a Sales Transaction. This Agreement may be terminated by either Party upon thirty days written notice to the other Party.
     3. Transaction Award Payment.
          Unless waived by Awardee, following the successful consummation of a Sales Transaction, Awardee shall be entitled to payment of a lump sum cash award within 30 days of the date of closing of a Sales Transaction. The Transaction Award shall be calculated based upon proceeds to shareholders and the Awardee’s salary.
For purposes of this Agreement, “Sales Transaction” shall mean:
(a)	consummation of an acquisition by any Entity, in any one transaction or series of related transactions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 65% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting

Securities”), excluding, however, the following: (a) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (d) a Related Party Transaction;

(b)	consummation of a merger or consolidation of the Company with or into any other company or other entity where the Company is not the surviving entity, excluding, in each case, a Related Party Transaction;

(c)	consummation of a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of related transactions of at least 65% of the Company’s outstanding voting securities, excluding, in each case, a Related Party Transaction; or

(d)	consummation of a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, excluding, in each case, a Related Party Transaction.

Where a series of related transactions is deemed to be a Sales Transaction, the date of such Sales Transaction shall be the date on which the last of such transactions is consummated.

“Related Party Transaction” means (a) a merger or consolidation of the Company, or a statutory share exchange pursuant to which the Company’s outstanding shares are acquired, in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger, consolidation or statutory share exchange; (b) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; or (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction, converting the Company to a limited liability company or creating a holding company.
     4. Resolution of Disputes.
          Any controversy or claim arising out of or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof arising under or in connection with this Agreement, shall be resolved by binding arbitration, to be held at an office closest to the Company’s principal offices in accordance with the rules and procedures of the American Arbitration Association.

     5. Representation.
          The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.
     6. Entire Agreement.
          This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and, as of the Effective Date, supersedes any other agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.
     7. Amendment or Waiver.
          No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by Awardee and an authorized officer of the Company. Except as set forth herein, no delay or omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Awardee or an authorized officer of the Company, as the case may be.
     8. Severability.
          In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.
     9. Governing Law/Jurisdiction.
          This Agreement shall be governed by and construed and interpreted in accordance with the laws of Arizona without reference to principles of conflict of laws. The Company and Awardee further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Awardee hereby waive, to the fullest extent permitted by applicable law, any objection which it or he may now or hereafter have to such jurisdiction and any defense of inconvenient forum.
     10. Notices.
          Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:	Ready Mix, Inc.
4602 E. Thomas Rd.
Phoenix, AZ 85018
If to Awardee:

     11. Headings.
          The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.
     12. Counterparts.
          This Agreement may be executed in two or more counterparts.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Ready Mix, Inc.

By:

Name: Charles R. Norton
Title: Chairman, Board Compensation Committee

Awardee